Item #
Date of Purchase
Fund Name
SSC Fund Code
Money Manager
CUSIP
Issuer
Broker (3)
Underwriter(s) 4(b)
Affiliated Underwriter in the Syndicate 4(a)
Amount of Purchase ($) - As reported by Manager Amount of Purchase ($)
Amount of Offering ($)
Purchase Price Net of Fees and Expenses
Offering Price at Close of First Business Day
"Commission, Spread or Profit"
2nd Quarter 2012
266
5/10/2012
Russell Strategic Bond Fund
CH78
"Goldman Sachs Asset Management, L.P."
345397WC3
Ford Motor Credit Co LLC Morgan Stanley "Goldman Sachs & Co; HSBC Securities; Morgan Stanley & Co Inc.; RBS Securities Inc,; CIBC World Markets;
Commerz Markets LLC; US Bancorp Investments Inc"
Goldman Sachs & Co.
"$7,200,000"
"$1,250,000,000"
$100.000
$100.000
0.400%
267
5/16/2012
Russell Strategic Bond Fund
CH78
"Goldman Sachs Asset Management, L.P."
779382AP5
Rowan Companies Inc
RBCCM
"Citigroup Global Markets Inc, RBC Capital Markets LLC; Wells Fargo Securities LLC; Barclays Capital; DNB Markets; Goldman Sachs & Co; Merrill Lynch Pierce Fenner & Smith; Mitsubishi UFJ Securities USA Inc; Morgan Stanley & Co Inc" Goldman Sachs & Co.
"$3,625,000"
"$500,000,000"
$99.333
$99.333
0.650%
3rd Quarter 2012
268
7/19/2012
Russell US Small Cap Fund
CH2B
"EAM Investors, LLC"
63009F105
Nanosphere Inc. Piper Jaffrey "Roth Capital Partners, Inc." "Roth Capital Partners, Inc."
"$389,162"
"$28,980,000"
$2.400
$2.400
6.000%